February 23, 2022 MP Materials Corp. 6720 Via Austi Parkway, Suite 450 Las Vegas, NV 89119 Attention: Ryan Corbett Chief Financial Officer Dear Mr. Corbett: Consent Letter – Mountain Pass Technical Report Summary In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any amendments thereto (collectively the, “Form 10-K”) to be filed by MP Materials Corp. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”), CRU International Ltd. (“CRU”), hereby consents to: (1) the filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “SEC Technical Report Summary, Pre-Feasibility Study, Mountain Pass Mine, San Bernardino County, California” with an effective date of September 30, 2021, and a report date of February 16, 2022 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, as an exhibit to and referenced in the Form 10-K; (2) the use of and references to CRU’s name as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 10-K and any such Technical Report Summary; and (3) the use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form 10-K, to the extent it was prepared by CRU, that CRU supervised its preparation of and/or that was reviewed and approved by CRU, that is included or incorporated by reference to the Form 10-K. CRU is responsible for, and this consent pertains to Section 16 and portions of Sections 1, 23 and 24 of the Technical Report Summary. Neither the whole nor any part of the Technical Report Summary nor any reference thereto may be included in any other filings with the SEC without the prior written consent of CRU as to the form and context in which it appears. Regards, /s/ Manuel A. Hernández Manuel A. Hernández Civil Mining Engineer, FAusIMM. Member 306576 Qualified Person for CRU International Ltd.